                                                                       Exhibit 2
                                                                       ---------

THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES ACT OF ANY STATE. THIS CONVERTIBLE DEBENTURE HAS BEEN ISSUED IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION CONTAINED IN THE ACT AND IN THE SECURITIES ACTS OF APPLICABLE STATES AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH ACTS OR IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACTS.


                               GTS DURATEK, INC.
                             CONVERTIBLE DEBENTURE
                             ---------------------


$10,000,000.00                                               November 7, 1995
                                                             Columbia, Maryland

       FOR VALUE RECEIVED, GTS DURATEK, INC., a Delaware corporation ("Duratek"), GENERAL TECHNICAL SERVICES, INC., a Maryland corporation ("GTS"), and GTS INSTRUMENT SERVICES INCORPORATED, a Maryland corporation ("GTSIS"), (Duratek, GTS and GTSIS are hereinafter collectively referred to as the "Borrower"), jointly and severally promise to pay to the order of BNFL Inc., a Delaware corporation (the "Holder"), the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Principal Amount"), pursuant to the terms and subject to the conditions set forth herein.

       The Holder agrees that the payment of principal, interest and all other fees and charges in connection with this Debenture is hereby expressly subordinated in right of payment to the prior payment of principal, interest and all other fees and charges in connection with any Senior Debt. For purposes of this Debenture, the term "Senior Debt" shall mean any indebtedness of the Borrower for money borrowed from banks, including without limitation First Fidelity Bank, N.A., or other institutional lenders, existing on the date hereof or hereafter created or incurred, which by its terms is senior to this Debenture and is secured by any of the assets of the Borrower; provided, however, that the Holder shall have the authority to negotiate in good faith and execute any documents required by the banks or institutional lenders in respect of such subordination.

       The following terms shall apply to this Debenture:

       Section 1.     Maturity Date.  Unless sooner paid in full, the Borrower
                      -------------
promises to pay to the Holder the outstanding and unpaid balance of the Principal Amount, together with all accrued and unpaid interest thereon and any late charges, costs, expenses, fees and sums, in full on or before November 7, 2005 (the "Maturity Date"), unless the Holder has converted this Debenture into the Borrower's common stock pursuant to Section 11 below.

       Section 2.     Interest Rate.  From the date hereof until November 7,
                      -------------
2000 (the "Initial Period Termination Date," and such period shall be referred to as the "Initial Period"), interest shall accrue on the unpaid balance of the Principal Amount at the floating and fluctuating interest rate per annum equal to the one (1) year London Interbank Offered Rate ("LIBOR Rate") as quoted in the "Money Rates" column of the Wall Street Journal on the first
                                          -------------------
business day of each calendar quarter or, if such day is not a business day or if the specified rate is not so quoted in the Wall Street Journal, then the next
                                              -------------------
succeeding business day when such specified rate is quoted. The LIBOR Rate so quoted pursuant to the preceding sentence shall apply until the LIBOR Rate is determined at the beginning of the next succeeding calendar quarter. On the Initial Period Termination Date, all accrued and unpaid interest on the unpaid balance of the Principal Amount during the Initial Period shall be capitalized and thereafter treated as principal by adding such amount (the "Capitalized Interest Amount") to the unpaid balance of the Principal Amount, and the total of such unpaid balance of the Principal Amount plus the Capitalized Interest Amount is referred to herein as the "Adjusted Principal Balance," and the term "Principal Amount" shall be deemed to refer to the Adjusted Principal Balance at all times on and after the Initial Period Termination Date. From the Initial Period Termination Date until all sums due and owing hereunder have been paid in full, interest shall accrue upon the Adjusted Principal Balance at the LIBOR Rate. Interest shall be calculated on the basis of a three hundred sixty (360) day year applied to the actual number of days that the Principal Amount or the Adjusted Principal Balance, or any portion thereof, as the case may be, is outstanding. For purposes of this Debenture, the term "business day" shall mean any day, except a Saturday, Sunday or legal holiday, on which commercial banking institutions are open for business in the State of Maryland. Notwithstanding anything contained herein to the contrary, all interest shall compound annually.

       Section 3.     Payment.  The Adjusted Principal Balance, along with
                      --------
accrued interest thereon, shall be paid in five (5) annual installments commencing on November 7, 2001 and continuing on the next four (4) anniversaries of such date, with the last such payment date being the Maturity Date (each such date shall be referred to as a "Payment Date"). The amount of such payment for the first four (4) Payment Dates shall be determined by the Borrower, in its sole discretion, provided that each such payment shall not be less than One Million Dollars ($1,000,000.00) and the amount of the fifth and final payment on the Maturity Date shall be equal to the outstanding and unpaid balance of the Adjusted Principal Balance together with all accrued and unpaid interest thereon, and any late charges, costs, expenses, fees and other sums due hereunder. If any amounts due under this Debenture are to be paid to the Holder on a day which is not a business day, then such amounts shall be due on the next following day which is a regular business day.

       Section 4.     Application of Payments.  All payments made hereunder
                      ------------------------
shall be applied first to late charges, costs, expenses, fees and other sums owing to the Holder, pursuant to this Debenture, next to accrued and unpaid interest, and then to the unpaid Principal Amount.

       Section 5.     Manner of Payment.  All payments of the unpaid balance of
                      ------------------
the Adjusted Principal Balance and interest thereon, and all other sums due hereunder, shall be paid by wire transfer of immediately available funds, in lawful money of the United States of America, during regular business hours to such account in the United States as the Holder may at any time or from time to time designate in writing to the Borrower effective on five (5) days prior written notice to the Borrower.

       Section 6.     Events of Default; Acceleration.  Any time after the
                      --------------------------------
occurrence of an Event of Default (as hereinafter defined), the Holder may, in the Holder's sole and absolute discretion, declare the entire unpaid balance of the Principal Amount, plus accrued interest and other sums due hereunder, to be immediately due and payable. The occurrence of any of the following shall be an event of default ("Event of Default") hereunder: (i) the failure of the Borrower to pay Holder when due any amount due hereunder, and such failure to pay is not cured within seven (7) calendar days, or the breach of any other material provision of this Debenture that is not cured by the Borrower within twenty (20) calendar days of receipt of written notice of such breach provided by the Holder to the Borrower, (ii) the occurrence of a default under any Senior Debt instrument that is not waived by the senior lender thereunder or cured by the Borrower within thirty (30) calendar days after notice of the default by the holder of the Senior Debt, (iii) the filing of any petition under the U.S. Bankruptcy Code, in effect from time to time, or any similar Federal or state statute by or against the Borrower or the failure of the Borrower generally to pay its debts as such debts become due, (iv) the filing of an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of, the Borrower, or (v) the Borrower's liquidation, dissolution, termination of existence or cessation of the conduct of its business operations, or (vi) the material breach of the provisions of Article XII of the Teaming Agreement by and between Duratek and the Holder dated November 7, 1995 (the "Teaming Agreement").


       Section 7.     Default Interest Rate.  Upon the occurrence of, and
                      ----------------------
during the continuance of, an Event of Default, the rate of interest accruing on the unpaid balance of the Principal Amount and accrued interest thereon, shall increase by the lesser of (i) two (2) percentage points per annum above the rate of interest otherwise applicable and (ii) the maximum amount permitted by law, independent of whether the Holder elects to accelerate the unpaid balance of the Principal Amount as a result of such Event of Default.


       Section 8.     Interest Rate After Judgment.  If judgment is entered
                      -----------------------------
against the Borrower on this Debenture, the amount of the judgment entered (which may include the Principal Amount, interest, default interest, late charges, fees, expenses and costs) shall bear interest at the lesser of (i) the highest rate authorized under this Debenture and (ii) the maximum amount permitted by law, as of the date of entry of the judgment.

       Section 9.     Expenses of Collection.  Should this Debenture be
                      ------------------------
referred to an attorney for collection, and whether or not a suit has been filed, the Borrower shall pay all of the Holder's actual costs, fees (including reasonable attorney's fees) and expenses resulting from such referral.

       Section 10.    Waiver of Protest.  The Borrower, and all parties to this
                      ------------------
Debenture, whether maker, endorser, or guarantor, waive presentment, notice of dishonor and protest.

       Section 11.    Conversion of Debenture.
                      ------------------------

              11.1    Right to Convert.  Subject to the provisions of this
                      -----------------
Section 11.1 and upon compliance with the provisions of this Debenture, the Holder of this Debenture shall have the right (the "Conversion Right"), at the Holder's option, at any time from the date hereof until November 7, 2000 (the "Exercise Period") to cause the conversion of all, but not less than all, of the unpaid Principal Amount and all accrued interest thereon into a total of 1,381,575 fully paid and nonassessable shares of Common Stock (as defined below) of the Borrower, subject to adjustment pursuant to Section 11.5 below; provided, however, that should there be any substantial U.S. regulatory obstacle to the receipt by BNFL of all such shares, then BNFL shall be entitled to convert less than all of the unpaid Principal Amount and accrued interest thereon in order to receive the maximum number of shares in such conversion (the "First Conversion") as may be permitted notwithstanding such obstacle (the "Maximum Convertible Number"), and in such case, the remainder of the Principal Amount and accrued interest thereon not so converted shall be treated thereafter as follows: the outstanding principal due under this Debenture shall be reset, to be an amount (the "New Principal Amount") equal to (1) the Principal Amount plus accrued but unpaid interest immediately prior to the First Conversion, minus (2) the product of (x) the Principal Amount plus all accrued but unpaid interest immediately prior to the First Conversion, multiplied by (y) the Maximum Convertible Number, divided by (z) 1,381,575 (as such number may be adjusted pursuant to Section
11.5 hereof). In such event, interest shall accrue on the New Principal Amount and the Exercise Period will be extended until not later than the Maturity Date for the conversion of the New Principal Amount and all accrued and unpaid interest thereon, provided that the Holder will use its best efforts to eliminate such U.S. regulatory obstacle and to convert such New Principal Amount into Common Stock (also referred to herein as a "Conversion Right") as soon as legally practicable, and the conversion rights hereunder shall terminate 90 days after receipt of applicable regulatory approval if not previously exercised. If the New Principal Amount is not converted hereunder into shares of Common Stock prior to the Maturity Date, the Borrower shall pay in full the outstanding and unpaid balance of the New Principal Amount, together with all accrued and unpaid interest thereon and any late charges, costs, expenses, fees and sums in full on the Maturity Date. Following the exercise in full of the Conversion Right, the Holder shall have no further right to collect the Principal Amount or any accrued interest thereon.

              11.2    Exercise of Conversion Rights.  In order to exercise the
                      ------------------------------
Conversion Right in accordance with Section 11.1, the Holder shall send notice of the exercise of such Conversion Right to the Borrower (the "Conversion Notice") and shall simultaneously present this Debenture, or an affidavit of loss with appropriate provision for indemnification by the Holder, to the Borrower at the office of the Borrower. As soon as practicable after the receipt of the Conversion Notice and the presentation of this Debenture (or such affidavit and indemnification), the Borrower shall issue and shall deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Debenture. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice and this Debenture (or such affidavit and indemnification) shall have been received by the Borrower, and at such time the rights of the Holder under this Debenture shall cease and the Holder shall be deemed to have become the registered owner of record of the shares represented thereby; provided however that should the Holder be able to convert only the Maximum Convertible Number, then the Holder shall continue to hold this Debenture until the earlier of (i) the time the Holder is able to convert (and does convert) the balance of this Debenture into shares of Common Stock, or (ii) the Maturity Date.

              11.3    No Fractional Shares.  No fractional shares or scrip
                      ---------------------
representing fractional shares shall be issued upon the exercise of the Conversion Right. The number of shares so issued shall be only a whole number obtained by rounding up or down to the nearest whole number for any fractions resulting from the calculation of the number of shares to be delivered.

              11.4    Notice of Certain Actions.  In case at any time:
                      --------------------------

                      (a) the Borrower shall declare any dividend upon its common stock, $.01 par value per share (the "Common Stock"), payable in securities or make any special dividend or other distribution (other than a cash dividend to the holders of its Common Stock);

                      (b) the Borrower shall offer for subscription pro rata to the holders of its Common Stock any additional securities of any class or other rights;

                      (c) there shall be any capital reorganization, or reclassification of the capital stock of the Borrower (other than the conversion of the Borrower's outstanding 8% Cumulative Redeemable Preferred Stock), or consolidation or merger of the Borrower, or sale of all or substantially all its assets;

                      (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Borrower; or

                      (e) the Borrower shall enter into an agreement or adopt a plan for the purpose of effecting a consolidation, merger, or sale of all or substantially all of its assets;

then, in any one or more of said cases, the Borrower shall give written notice to the Holder of the date on which (i) the books of the Borrower shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the dates as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Borrower's transfer books are closed in respect thereto.

              11.5    Adjustment to Number of Shares Issued Upon Exercise of
                      ------------------------------------------------------
Conversion Right.  In the event that the Borrower shall (i) declare a dividend
----------------
or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the aggregate number of shares of Common Stock into which this Debenture is convertible shall be proportionately adjusted as of the effective date of such event by multiplying the number of shares of Common Stock issuable upon the conversion of this Debenture by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately following such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior thereto.

              11.6    Reorganization, Reclassification, Consolidation, Merger or
                      ----------------------------------------------------------
Sale.  Any capital reorganization, reclassification, consolidation, merger or
----
sale of all or substantially all of the Borrower's assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Borrower will make provisions to insure that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Debenture, securities or assets as the Holder would have received in connection with such Organic Change if the Holder had converted this Debenture immediately prior to such Organic Change. The Borrower shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (of other than the Borrower) resulting from consolidation or merger or the corporation purchasing such assets assumes, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

              11.7    Reservation of Shares.  The Borrower shall at all times
                      ----------------------
reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of this Debenture as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of the Conversion Right. The Borrower covenants that all such Common Stock which shall be so issuable shall, upon the conversion of this Debenture as herein provided, be duly and validly issued and fully paid and nonassessable by the Borrower.

              11.8    Registration Rights for Issued Shares.  Simultaneous with
                      -------------------------------------
the issuance of the Common Stock upon the exercise by the Holder of the Conversion Right, the Borrower and the Holder shall enter into a registration rights agreement substantially in the form of the agreement attached hereto as EXHIBIT A.

              11.9    Taxes.  The issuance of certificates for shares upon
                      -----
conversion of this Debenture shall be made without charge to the holder of this Debenture for any issuance tax in respect thereto.

       Section 12.    Modification; Waiver.  No modification, change, waiver or
                      ---------------------
amendment of this Debenture shall be effective unless in writing signed by the Holder and the Borrower. No delay on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof, or the exercise of any other right or remedy. Waiver by the Holder of any default by the Borrower or any other party shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All rights and remedies of the Holder hereunder are irrevocable and cumulative, and not alternate or exclusive, and shall be in addition to all rights and remedies given in any other instrument or by any laws, whether now existing or hereafter enacted.

       Section 13.    Providing Information to the Holder.  For as long as this
                      -----------------------------------
Debenture is outstanding, the Borrower shall provide to the Holder annual audited and quarterly financial statements of the Borrower on a consolidated basis. This provision shall be deemed satisfied by the Borrower providing to the Holder its Annual Report on Form 10-K and its quarterly reports on Form 10-Q, for as long as the Borrower is required to file such reports pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), no later than the date such reports are made available to the public. If the Borrower is not required to file such report pursuant to the 1934 Act, the quarterly financial statements of the Borrower will be provided to the Holder within 45 days of the end of the quarter for which they relate and the annual audited financial statements of the Borrower will be provided to the Holder within 90 days of the end of the fiscal year to which they relate. The Borrower shall promptly provide to the Holder copies of any notices of default or notices indicating noncompliance with any terms of the Senior Debt that it receives from any holder of Senior Debt.

       Section 14.    Representations and Warranties of GTS and GTSIS.
                      -----------------------------------------------

              14.1 GTS hereby represents and warrants to the Holder as of the date hereof as follows:

              (i) GTS is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

              (ii) GTS has all requisite corporate power and authority to enter into this Debenture and carry out and perform its obligations hereunder.

              (iii) The execution, delivery and performance of this Debenture has been duly authorized and approved by all necessary corporate action and this Debenture, when duly executed and delivered by GTS, will constitute a valid and legally binding obligation of GTS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

              (iv) The execution and performance of this Debenture does not and will not (i) violate GTS's articles of incorporation or bylaws, or the terms of any judgment, decree or order of any court or administrative authority or the terms of any material agreement to which it is a party or by which it is bound or (ii) require the filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any governmental authority or third party, excluding those that have already been obtained prior to the date hereof.

              (v) There is no litigation, arbitration, mediation or other investigation or proceeding pending or, to the best of GTS's knowledge, threatened or in prospect, against GTS with respect to the transactions contemplated by this Debenture.

              14.2 GTSIS hereby represents and warrants to the Holder as of the date hereof as follows:

              (i) GTSIS is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

              (ii) GTSIS has all requisite corporate power and authority to enter into this Debenture and carry out and perform its obligations hereunder.

              (iii) The execution, delivery and performance of this Debenture has been duly authorized and approved by all necessary corporate action and this Debenture, when duly executed and delivered by GTSIS, will constitute a valid and legally binding obligation of GTSIS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

              (iv) The execution and performance of this Debenture does not and will not (i) violate GTSIS's articles of incorporation or bylaws, or the terms of any judgment, decree or order of any court or administrative authority or the terms of any material agreement to which it is a party or by which it is bound or (ii) require the filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any governmental authority or third party, excluding those that have already been obtained prior to the date hereof.

              (v) There is no litigation, arbitration, mediation or other investigation or proceeding pending or, to the best of GTSIS's knowledge, threatened or in prospect, against GTSIS with respect to the transactions contemplated by this Debenture.

       Section 15.    Right of Offset.  Notwithstanding anything herein to the
                      ---------------
contrary, in the event that the Holder has defaulted on its obligation to pay the Article XII and Non-Competition Fee (as defined in the Teaming Agreement), to Duratek pursuant to Article III of the Teaming Agreement, then the Borrower has the right to offset any amounts due to Holder hereunder until such time as the payment default with respect to the Article XII and Non-Competition Fee has been cured by the Holder or waived by the Borrower. The offset by the Borrower of any amounts due to Holder pursuant to this Section 15 shall not constitute an Event of Default under Section 6 of this Debenture.

       Section 16.    Invalidity of Any Part.  If one or more provisions of this
                      -----------------------
Debenture shall be found to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified consistent with the intent of the parties to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

       Section 17.    Assignment.  This Debenture may not be assigned by the
                      -----------
Holder or the Borrower at any time, in whole or in part, without the approval of the other party.

       Section 18.    Time of the Essence.  Time is of the essence to this
                      -------------------
Debenture and to all obligations of the Borrower hereunder.

       Section 19.    Notices.  Except as otherwise expressly stated, all
                      -------
notices required to be given or which may be given under this Agreement shall be in writing and shall be deemed given upon the earlier of (i) when it is personally delivered, (ii) three (3) days after having been mailed by certified mail, postage prepaid, return receipt requested, (iii) two (2) days after having been sent by recognized overnight delivery service or (iv) one day after having been sent by facsimile transmission, addressed as follows:

       if to:

       (a) Borrower:

       GTS Duratek, Inc.
       8955 Guilford Road, Suite 200
       Columbia, Maryland 21046
       Attn: Robert E. Prince, President and Chief Executive Officer Telecopy No.: (301) 621-8211

       (b) Holder:

       BNFL Inc.
       9302 Lee Highway, Suite 950
       Fairfax, Virginia 22031
       Attn: K. Edward Newkirk, General Counsel
       Telecopy No.: (703) 359-0442

       Section 20.    Governing Law.  This Debenture is executed and delivered
                      --------------
in, and shall be governed by and construed under the laws of, the State of Maryland. The Borrower and the Holder agree that all claims of any kind arising from or relating to this Debenture shall be brought in a court of competent jurisdiction in the State of Maryland and agree to the jurisdiction of the Maryland courts (including the Unites States District Court for the District of Maryland) in all such matters. Both the Borrower and the Holder waive all objections to venue.


       IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed in its name, under its seal, by its duly authorized officer on its behalf, the day and year first above written.


ATTEST:                                 GTS DURATEK, INC.


_____________________________           By:__________________________(SEAL)
Diane Brown, Secretary                     Robert E. Prince, President



ATTEST:                                 GENERAL TECHNICAL SERVICES, INC.


_____________________________           By:__________________________(SEAL)
Diane Brown, Secretary                     Robert E. Prince, President



ATTEST:                                 GTS INSTRUMENT SERVICES, INC.


_____________________________           By:__________________________(SEAL)
Diane Brown, Secretary                     Robert E. Prince, President

                                   EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

                         REGISTRATION RIGHTS AGREEMENT


       THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of ___________________, ______ is entered into by and among GTS Duratek, Inc., a Delaware corporation (the "Company") and BNFL Inc., Delaware corporation ("BNFL").


       WHEREAS the Company issued to BNFL a Convertible Debenture dated November 7, 1995 (the "Debenture"), which is convertible into shares of common stock of the Company, in exchange for BNFL providing $10.0 million to the Company;


       WHEREAS in consideration of BNFL providing $10.0 million of capital to the Company, the Company wishes to provide BNFL the rights described herein;


       NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:



       1.    Certain Definitions: As used in this Agreement, the following terms
             -------------------
shall have the following respective meanings:


                    "Commission" shall mean the Securities and Exchange
                     ----------
Commission, or any other federal agency at the time administering the Securities Act.


                    "Common Stock" shall mean the Common Stock, $.Ol par value
                     ------------
per share, of the Company, as constituted as of the date of this Agreement.


                    "Conversion Shares" shall mean shares of Common Stock issued
                     -----------------
or issuable upon conversion of the Debenture.


                    "Exchange Act" shall mean the Securities Exchange Act of
                     ------------
1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


                    "Person" shall include all natural persons, corporations,
                     ------
business trusts, associations, partnerships, limited liability companies, joint ventures and other legal entities, including government agencies.

                    "Registration Expenses" shall mean the expenses so described
                     ---------------------
in Section 5.


                    "Securities Act" shall mean the Securities Act of 1933, as
                     --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


                    "Selling Expenses" shall mean the expenses so described in
                     ----------------
Section 5.


                    "Shares" shall mean, collectively, the shares of Common
                     ------
Stock and the Conversion Shares.


       2.    Required Registration.  (a) BNFL shall have a one time right to
             ---------------------
require the Company, at the Company's expense pursuant to Section 5 hereof, to register under the Securities Act all or any portion of the Shares held by BNFL for sale in the manner specified in a written notice from BNFL to the Company. BNFL shall have one additional right, at its own expense, as provided in Section 5 hereof, to require the Company to register under the Securities Act all or any portion of the Shares held by it for sale in the manner specified in a written notice from BNFL to the Company. The only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 either (i) within three months after the effective date of the most recent registration statement filed by the Company (other than registration statements on Forms S-4, S-8, or any other form not available for registering the Shares for sale to the public, or any successor thereto) or (ii) if less than fifty percent of the Shares held by BNFL is to be registered.


             (b) Following receipt of any notice under this Section 2 from BNFL, the Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from BNFL, the number of Shares specified in such notice. If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of BNFL, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Shares pursuant to this Section 2 on two occasions only for BNFL (one at the expense of BNFL, as provided in Section 5), provided, however, that each such obligation shall be deemed satisfied only when
-----------------
a registration statement covering all of the Shares specified in the notice received as aforesaid, for sale in accordance with the method of disposition specified by the requesting party, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, at least 75% of such Shares shall have been sold pursuant thereto.

             (c) The Company shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting party, securities to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Shares to be sold. Except for registration statements on Form S-4, S-8 or another form not available for registering the Shares for sale to the public, or any successor thereto, the Company will not, without the consent of the stockholders selling a majority of the Shares in such offering pursuant to this Section 2, file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the securities contemplated thereby as provided in Section 4.

       3.    Incidental Registration.  (a) If the Company at any time (other
             ------------------------
than pursuant to Section 2 and excluding the Company's current shelf registration statement on file with the Commission) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public, or any successor thereto), each such time it will give written notice to BNFL of its intention so to do not less than 10 days prior to the filing of such registration statement. Upon the written request of BNFL received by the Company within 10 days after the giving of any such notice by the Company, to register any of its Shares, in whole or in part, (which request shall state the intended method of disposition thereof), the Company shall use its best efforts to cause the Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by such party (in accordance with its written request) of such Shares so registered. BNFL's right to have its Shares registered under this Section 3 shall be on a fully subordinated basis to the Company and on a subordinated basis to The Carlyle Group and its affiliated entities (collectively, "Carlyle") and to National

Patent Development Corporation ("NPD") as described in the next sentence. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares to be included in such an underwriting may be reduced, in whole or in part, if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, as follows: none of the Shares owned by Carlyle or NPD which they intend to include in such registration statement shall be reduced unless such number would adversely affect the marketing of the securities, in the opinion of the managing underwriter, and then only to the extent required by the managing underwriter, and the Shares owned by other selling stockholders shall be reduced pro rata among such other selling stockholders based upon the number of Shares owned by such holders, provided, however, that such number of
                                        -----------------
Shares shall not be reduced if any Shares are to be included in such underwriting for the account of any person other than the Company, Carlyle or NPD if the Shares to be registered by such other person have not also been reduced pro rata. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to BNFL.


             (b) The Company shall be obligated to register Shares pursuant to this Section 3 on three occasions only for BNFL, provided, however, that such
                                                    -----------------
obligation shall be deemed satisfied only when a registration covering at least 50% of the total Shares requested by a party shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Shares have been sold pursuant thereto.


       4.    Registration Procedures.  If and whenever the Company is required
             -----------------------
by the provisions of Sections 2 or 3 to use its best efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:


             (a) within 90 days in the case of an underwritten public offering and in the case of a non-underwritten public offering, within 30 days if Form S-3 is used and within 60 days if a form other than Form S-3 is used, prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on Form S-3 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided) and to cause such registration statement to comply as to form and content in all material respects with the Commission's forms, rules and regulations;


             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period and will furnish to each such seller, prior to the filing thereof, a copy of any such amendment or supplement to such registration statement or prospectus;


             (c) furnish to each seller of Shares and to each underwriter such number of copies of the registration statement and the prospectus included in the registration statement (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;


             (d) use all reasonable efforts to register or qualify the Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, and to keep such registration or qualification in effect for so long as the period of distribution contemplated thereby (determined hereinafter provided) and do any and all other acts which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Shares covered by such registration statement, provided, however, that the Company shall not
                                -----------------
for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;


             (e) use its best efforts to list the Shares covered by such registration statement with any securities exchange or NASDAQ on which the Common Stock of the Company is then listed;


             (f) immediately notify each seller of Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;


             (g) if the offering is underwritten and at the request of any seller of Shares, use its best efforts to furnish on the date that Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (D) (not in an opinion but as a negative assurance) that to the best knowledge of such counsel, such registration statement does not contain a material misrepresentation or omission to state a material fact necessary to make the statements therein not misleading; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;


             (h) make available for inspection by each seller of Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and


             (i) provide and cause to be maintained a transfer agent and registrar for all Shares covered by such registration statement from and after a date not later than the effective date of such registration statement.


       For purposes of Section 4(a), 4(b) and 4(d), the period of distribution of Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it (but no later than 180 days), and the period of distribution of Shares in any other registration shall be deemed to extend until the earlier of the sale of all Shares covered thereby and 120 days after the effective date thereof.


       In connection with each registration hereunder, the seller of Shares will furnish to the Company in writing such information with respect to itself and its proposed distribution as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.


       In connection with each registration pursuant to Sections 2 or 3 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.


       Notwithstanding any provision contained herein to the contrary, the Company will not be required to register any Shares owned by BNFL pursuant to Sections 2 or 3, or take any other action, in the event that such registration or action would, in the Company's reasonable judgment, adversely affect the registration rights granted to Carlyle and NPD pursuant to that certain Registration Rights Agreement by and among the Company, Carlyle and NPD dated as of January 24, 1995.


       5.    Expenses.  All expenses incurred by the Company in complying with
             --------
Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, but excluding any Selling Expenses, are called "Registration Expenses". All fees and disbursements of counsel for, or consultants to, BNFL and all underwriting discounts and selling commissions applicable to the sale of the Shares are called "Selling Expenses".


       The Company will pay all Registration Expenses in connection with each registration statement under Sections 2 or 3, except that BNFL shall be responsible for all Registration Expenses in connection with a second registration of its shares as permitted pursuant to Section 2(a) hereof and except to the extent that any such Registration Expenses must be borne by the participating sellers in order to permit the sale of shares in any state under the state securities or "blue sky" laws thereof. All Selling Expenses in connection with each registration statement under Sections 2 or 3, and any Registration Expenses borne by the sellers pursuant to the preceding sentence shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers (including the Company if it shall be a participating seller) as they may agree.


       6.    Indemnification and Contribution.  (a) In the event of a
             --------------------------------
registration of any of the Shares under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each seller of such Shares thereunder, each underwriter of such Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several (or actions in respect thereof), to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement (the "Registration Statement") under which such Shares were registered or qualified under the Securities Act or applicable state securities laws pursuant to Sections 2 or 3, any preliminary prospectus (the "Preliminary Prospectus") or final prospectus ("Prospectus") contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in an underwriting agreement with the underwriters or any failure of the Company to perform its obligations under such underwriting agreement; and will reimburse each such seller, each such underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company
                                             -----------------
will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by any such seller, any such underwriter or any such controlling person specifically for use therein.


             (b) In the event of a registration of any of the Shares under the Securities Act pursuant to Sections 2 or 3, each seller of such Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, each person who controls any underwriter within the meaning of the Securities Act and each other seller of Shares thereunder, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or such officer, director, underwriter, controlling person or other seller may become subject under the Securities Act, Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of seller of the Shares), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the seller of such Shares contained in an underwriting agreement with the underwriters or any failure of such seller to perform its obligations under such agreement or under law; provided, however, that such seller will be
                                   -----------------
liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller stated to be specifically for use in such registration statement and prospectus; provided,
                                                                    ---------
further, however, that the liability of each seller hereunder shall be limited
----------------
to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Shares covered by such registration statement.


             (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to such indemnified party for contribution or otherwise other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.


             (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, arid the Company is responsible for the remaining portion; provided, however,
                                                           -----------------
that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.


       7.    Changes in Common Stock.  If, and as often as, there is any change
             -----------------------
in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.


       8.    Rule 144 Reporting.  With a view to making available the benefits
             ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:


             (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");


             (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) furnish to each holder of Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Shares without registration.


       9.    Miscellaneous.
             -------------

             (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares), whether so expressed or not, provided,
                                                                    --------
however, that registration rights conferred herein on the holders of Shares
-------
shall only inure to the benefit of a transferee of Shares if such transferee is a partner, shareholder or affiliate of the transferor.


             (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by either (i) certified mail, postage prepaid, return receipt requested, (ii) recognized overnight delivery service, or (iii) facsimile transmission, addressed as follows:


                     if the Company or BNFL, at the address of such party set
             forth in the Debenture;

                     if to any subsequent holder of Shares, to it at such
             address as may have been furnished to the Company in writing by such holder;


or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Shares) or to the holders of Shares (in the case of the Company) in accordance with the provisions of this paragraph.


             (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. Each of the parties agree that all claims of any kind arising from or relating to this Agreement shall be brought in a court of competent jurisdiction in the State of Maryland and agree to the jurisdiction of the Maryland courts (including the United States District Court for the District of Maryland) in all such matters. Each of the parties waives all objections to venue.


             (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of all of the parties hereto.


             (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


             (f) The obligations of the Company to register Shares under Sections 2 or 3 shall terminate as to any holder of Shares or permissible transferees or assignees of such rights if such person (a) holds one percent (1%) or less of the outstanding shares of Common Stock of the Company and (b) would be permitted to sell all of the Shares held by it within one three month period pursuant to Rule 144.


             (g) If requested in writing by the underwriters for the public offering, each holder of Shares who is a party to this Agreement shall agree not to sell publicly any Shares or any other shares of Common Stock (other than Shares or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for such period as may be agreed to between the underwriters and such holder following the effective date of the registration statement relating to such offering; provided, however, that all
                                                  -----------------
persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 9(g).


             (h) Notwithstanding the provisions of Section 4(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.


             (i) Except for currently existing registration rights granted by the Company, the Company shall not grant to any third party any registration rights which will adversely affect the registration rights granted hereunder, so long as any of the registration rights under this Agreement remain in effect.


             (j) If one or more provisions of this Agreement shall be found to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified consistent with the intent of the parties to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.


       IN WITNESS WHEREOF, the Company and BNFL have caused this Agreement to be executed as of the date first above written.



                                                 GTS DURATEK, INC.





                                                 By: ___________________________

                                        Name:

                                       Title:

                                                BNFL INC.





                                                By: ____________________________

                                        Name:

                                       Title: